                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ____________________

Date of Report (Date of Earliest Event Reported):  December 23, 1998



                            CALCOMP TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


Delaware                            0-16071             06-0888312
(State or Other Jurisdiction      (Commission         (IRS Employer
of Incorporation)                 File Number)      Identification No.)



2411 West La Palma Avenue, Anaheim, CA                      92801
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's Telephone Number, including Area Code:  (714) 821-2000


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

     Pursuant to a letter to the Registrant from Lockheed Martin Corporation ("Lockheed Martin") dated December 23, 1998 (the "Lockheed Martin Notice"), Lockheed Martin notified the Registrant that it will not increase the Registrant's credit capacity beyond the currently available $43 million to fund the Registrant's continuing operations.

     The Registrant expects to reach its credit limit during January 1999, and does not anticipate it will be able to obtain additional funding from other sources. Thus, the Registrant will be required to consider strategic alternatives, including the sale of some or all of its operations, an orderly shut-down of its operations, and should neither of these options be successfully realized, the possible filing for protection under Chapter 11 of the Bankruptcy Code.

     A copy of the Lockheed Martin Notice is attached hereto as Exhibit 99.1. See also the Press Release of Registrant attached hereto as Exhibit 99.2.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  EXHIBITS
               --------

Exhibit No.    Description of Exhibit
-----------    ----------------------

99.1 Letter to the Registrant from Lockheed Martin Corporation ("Lockheed") dated December 23, 1998, notifying the Registrant that Lockheed will not increase the existing credit it provides to the Registrant

99.2           Press Release dated December 29, 1998 issued by Registrant

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 30, 1998                CALCOMP TECHNOLOGY, INC.


                                         By:  /s/ John J. Millerick
                                              ------------------------
                                              John J. Millerick
                                              Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------

99.1 Letter to the Registrant from Lockheed Martin Corporation ("Lockheed") dated December 23, 1998, notifying the Registrant that Lockheed will not increase the existing credit it provides to the Registrant

99.2           Press Release dated December 29, 1998 issued by Registrant